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                        State of Delaware
                Office of the Secretary of State

                --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "BNP U.S. FUNDING L.L.C.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER, A.D. 1997, AT 12:15 O'CLOCK P.M.











                                  [SEAL] /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:
  2807747   8100                                            8702294
                                                  DATE:
  971345508                                                 10-15-97

                    CERTIFICATE OF FORMATION

                               OF

                     BNP U.S. FUNDING L.L.C.

          This Certificate of Formation of BNP U.S. Funding L.L.C. (the "LLC"), dated as of October 14, 1997, is being duly executed and filed by James G. Leyden, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability
Company Act (6 Del.C. Section 18-101, et seq.)

          FIRST. The name of the limited liability company formed hereby is BNP U.S. Funding L.L.C.

          SECOND. The address of the registered office of the LLC in the State of Delaware is c/o RL&F Service Corp., One Rodney
Square, 10th floor, Tenth and King Streets, Wilmington, New
Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is RL&F
Service Corp., One Rodney Square, 10th Floor, Tenth and King
Streets, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                   /s/ James G. Leyden, Jr.
                                   ------------------------
                                   Name: James G. Leyden, Jr.
                                   Authorized Person